                                                                    Exhibit 99.1

[SAVIENT
PHARMACEUTICALS, INC. LOGO]


CONTACT                                           COMPANY CONTACT
Don Weinberger                                    Beata Smith
Wolfe Axelrod Weinberger Associates               Savient Pharmaceuticals, Inc.
212-370-4500                                      732- 565-4708


FOR IMMEDIATE RELEASE

             SAVIENT PHARMACEUTICALS, INC. REPORTS IMPROVED REVENUES
                   AND NARROWER LOSSES FOR THIRD QUARTER 2004

EAST BRUNSWICK, N.J. - November 8, 2004 -- Savient Pharmaceuticals, Inc. (NASDAQ:SVNT) today reported improved revenues and narrower losses for the three and nine months ended September 30, 2004. For the three months ended September 30, 2004, total revenues were $26.4 million, down 22% from a year ago but up 50% from the immediately preceding quarter. The net loss for the quarter of $4.5 million, or a negative 7 cents per share, compares to net income of $4.4 million, or 7 cents per share, a year ago and a net loss of $31.9 million, or a negative 53 cents per share, in the second quarter.

For the nine months ended September 30, 2004, total revenues were $77.6 million, down 16% from a year ago. The net loss of $35.1 million, or a negative 59 cents per share, compares to net income of $9.9 million, or 17 cents per share, a year ago.

"Our results for the recently completed quarter signaled a comeback from the previous quarter," said Christopher Clement, President and Chief Executive Officer of Savient. "Earnings improved. Demand for Oxandrin continued to improve as did sales volume before consideration of the provisions taken for current and future returns of expired product. Sales of Rosemont, our oral liquids business in the U.K. also showed strong year-over-year gains. Finally, our clinical programs to advance our two lead drug candidates are proceeding according to plan."

QUARTER ENDED SEPTEMBER 30, 2004

Revenues

o Total revenues for the three months ended September 30, 2004 were $26.4 million compared to $33.8 million in the three months ended September 30, 2003, due primarily to lower product sales.

o Net product sales for the third quarter of 2004 were $24.4 million compared to $32.1 million in the third quarter of 2003 and $14.3 million in the immediately preceding quarter. Sales of Oxandrin(R), the Company's largest selling brand, were $10.3 million, down from $16.9 million in 2003. The decline in Oxandrin net product sales versus a year ago was largely driven by the effects of returns of expired product and an increase in the provision for future product returns. Prescriptions for Oxandrin were down 2% percent versus the same quarter a year ago and registered their second successive quarter of growth, up 3% and 2% in the second and third quarters, respectively. Other product sales were reduced by the reintroduction in March 2004 of a generic version of Delatestryl(R) and lower sales of human growth hormone and BioLon(R), partially offset by a 27% increase in U.S. dollar sales of the Company's U.K.-based oral liquid pharmaceutical products (14% in local currency).

Product Returns

o Prior to this year, the Company experienced virtually no returns of Oxandrin 2.5-mg because of its five-year shelf life. In the first six months of this year, Company management became aware that retail customers of the Company's wholesalers were preparing to return expiring Oxandrin 2.5-mg product as well as 10-mg product, which currently has a two-year shelf life. Through June 2004, the Company issued credits and recorded reserves for returned product (primarily Oxandrin) totaling $4.7 million as an offset to sales. In the third quarter, the Company issued additional credits and recorded additional reserves totaling $6.7 million for an aggregate provision of $11.4 million year to date. As of September 30, 2004, the remaining reserve for future returns is $8.1 million.

Expenses

o Operating expenses in the third quarter of 2004 were $29.7 million, compared to $30.9 million in the third quarter of 2003. Lower research and development costs, attributable to the completion of Prosaptide toxicology studies and the expense for the production of clinical supplies for both Puricase(R) and Prosaptide, and lower general and administrative expense were substantially offset by higher cost of sales.

o Cost of sales as a percentage of product sales increased from 15% in the third quarter last year to 39% in the most recent quarter. The increase is principally attributable to (i) reductions in net product sales as a result of returned goods credits and provisions; (ii) $1.7 million in reserves against Delatestryl inventories that were deemed in excess of projected demand for the product following the re-introduction of a generic competitor; (iii) $1.2 million in expenses related primarily to the validation and qualification of the Company's new manufacturing facility in Israel; (iv) $0.9 million in loss contract reserves; and (v) $0.6 million in depreciation expense since the new Israeli manufacturing facility began operations in January of this year.

Net Loss

o The Company recorded a net loss in the three months ended September 30, 2004 of $4.5 million, or a negative 7 cents per share, compared to net income of $4.4 million, or 7 cents per share in the corresponding period a year ago.

Balance Sheet

o The Company had cash, cash equivalents, and short-term investments of $24.7 million at September 30, 2004, compared to $26.4 million at June 30, 2004 and $22.8 million at the prior year end.

NINE MONTHS ENDED SEPTEMBER 30, 2004

Revenues

o Total revenues for the nine months ended September 30, 2004 were $77.6 million compared to $92.7 million a year ago, due primarily to lower product sales.

o Net product sales for the nine months ended September 30, 2004 were $71.0 million compared to $87.1 million for the same period in 2003. Sales of Oxandrin(R), the Company's largest selling brand, were $28.9 million, down from $42.9 million in 2003. The decline in Oxandrin net product sales versus a year ago was largely driven by the effects of returns of expired product, an increase in the provision for future product returns and reductions in wholesaler inventory levels primarily in the second quarter of this year. However, prescriptions for Oxandrin were down just 6% percent versus a year ago after two quarters of successive gains. Other product sales were reduced by the reintroduction in March 2004 of a generic version of Delatestryl(R) and lower sales of human growth hormone and BioLon(R), partially offset by a 30% increase in U.S. dollar sales of the Company's U.K.-based oral liquid pharmaceutical products (16% in local currency).

Expenses

o Operating expenses for the nine months ended September 30, 2004 were $93.8 million, compared to $82.1 million for the same period in 2003. Lower research and development costs, attributable to the completion of Prosaptide toxicology studies and the expense for the production of clinical supplies for both Puricase and Prosaptide, were more than offset by higher general and administrative expense, primarily in support of the implementation of provisions of the Sarbanes-Oxley Act, one-time retirement expense for the Company's former CEO and higher cost of sales.

o Cost of sales as a percentage of product sales increased from 17% for the nine months of 2003 to 36% for the nine months of 2004. The increase is principally attributable to (i) reductions in net product sales as a result of returned goods credits and related provisions; (ii) $1.7 million in reserves against Delatestryl inventories that were deemed in excess of projected demand for the product following the re-introduction of a generic competitor; (iii) $6.0 million in expenses related primarily to the validation and qualification of the Company's new manufacturing facility in Israel; (iv) $0.9 million in loss contract reserves; and (v) $2.2 million in depreciation expense since the new Israeli manufacturing facility began operations in January of this year.

Net Loss

o The Company recorded a net loss for the nine months ended September 30, 2004 of $35.1 million, or a negative 59 cents per share, compared to net income of $9.9 million, or 17 cents per share in the corresponding period a year ago.

OUTLOOK COMMENT FROM SAVIENT PHARMACEUTICALS' PRESIDENT AND CHIEF EXECUTIVE OFFICER CHRISTOPHER CLEMENT:

"We continue to believe that the market significantly undervalues the assets of Savient's business. Together with our advisors, UBS Investment Bank, we are taking the steps necessary to recapture that value.

"First, we are proceeding with the process for exploring the divestiture of our Israeli business operations, including our subsidiary, Bio-Technology General (Israel) Ltd. We have distributed to interested parties a confidential information memorandum on the business and are encouraged by the initial expressions of interest.

"Second, we are taking the steps to enhance the value of our free-standing oral liquid pharmaceutical business, Rosemont. Earlier this year, we completed several major modifications to our U.K.-based manufacturing facility to prepare it for the manufacture of products for the U.S. market. Later this year, we plan to submit to FDA our first U.S. marketing application for a product of Rosemont, Soltamax, an oral liquid form of tamoxifen. Gaining access to the U.S. market should significantly enhance the value of our oral liquids business and open new opportunities to realize it alone or with strategic partners.

"Lastly, our programs to advance our two lead drug candidates, Puricase and Prosaptide are proceeding toward the completion of our ongoing Phase 2 clinical trials. We should have the results for Puricase in the first quarter of next year. The results for Prosaptide should be available by the third quarter of next year. Both product candidates and their associated development programs are directed toward diseases with serious unmet medical needs. With the results of the ongoing clinical trials known, we can better assess our strategic options for their further development alone or with strategic partners.

"Together, these three initiatives should pave the way for unlocking the value of Savient's under appreciated assets.

"In summary, with the bad news behind us and a clear path ahead, we are proceeding with the implementation of our new strategic plan."

SAVIENT WILL OFFER A LIVE WEBCAST DISCUSSION OF THE EARNINGS AND THE COMPANY'S BUSINESS OUTLOOK, HOSTED BY CHRISTOPHER CLEMENT, PRESIDENT AND CEO, ON MONDAY, NOVEMBER 8, 2004, AT 11:00 A.M. ET. THE WEBCAST CAN BE ACCESSED AT WWW.SAVIENTPHARMA.COM, AND WILL BE ARCHIVED THROUGH NOVEMBER 15, 2004.

AN AUDIO REPLAY WILL ALSO BE AVAILABLE THROUGH NOVEMBER 15, 2004 AND CAN BE ACCESSED BY DIALING 888-203-1112 (IN THE U.S.) OR 719-457-0820 (OUTSIDE THE U.S.); PASSCODE NUMBER IS 864474.

ABOUT SAVIENT PHARMACEUTICALS, INC.
Savient Pharmaceuticals, Inc. is engaged in developing, manufacturing, and marketing pharmaceutical products that address unmet medical needs in both niche and wider markets. Products marketed by Savient's sales force in the United States are Oxandrin(R) (oxandrolone, USP) and Delatestryl(R) (testosterone enanthate). The Company's subsidiary, Rosemont Pharmaceuticals Limited, develops, manufactures, and markets through its own sales force oral liquid formulations of prescription products for the UK pharmaceutical market. The Company's Israeli subsidiary, Bio-Technology General (Israel) Ltd., manufactures and markets in Israel Bio-Tropin(TM) (recombinant human growth hormone), BioLon(R) (sodium hyaluronate), Bio-Hep-B(R) (hepatitis B vaccine), and Arthrease(TM) (sodium hyaluronate for osteoarthritis). Products marketed by Savient's licensees are Mircette(R) (oral contraceptive), and BioLon(R) in the United States, and Bio-Tropin(TM), BioLon(R), Bio-Hep-B(R), Silkis(R) (vitamin D derivative), and recombinant human insulin, in international markets. Savient's news releases and other information are available on the Company's website at www.savientpharma.com.

Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc.

                                      #####

This news release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, results of operations, cash flows, financing plans, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the Company's new strategic direction and its potential effects on the Company's business are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, delay or failure in developing Prosaptide, Puricase and other product candidates; difficulties of expanding the Company's product portfolio through in-licensing; disruption of management and costs associated with the divestiture of the Company's operations in Israel; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company's products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company's intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

                                      #####

                                TABLES TO FOLLOW

                 SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands except per share data)

                                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                                                    2004                         2003
                                                              ------------------            ---------------
 REVENUES:
  Product sales, net                                                  $  24,408                   $ 32,112
  Contract fees                                                             222                        327
  Royalties                                                               1,044                        855
  Other                                                                     697                        487
                                                              ------------------            ---------------
   TOTAL REVENUES                                                        26,371                     33,781
                                                              ------------------            ---------------

 EXPENSES:
  Research and development                                                6,265                     11,528
  Cost of sales                                                           9,624                      4,876
  Marketing and sales                                                     5,175                      5,412
  General and administrative                                              5,999                      6,343
  Commissions and royalties                                               1,620                      1,704
  Amortization of intangibles                                             1,013                      1,013
                                                              ------------------            ---------------
   TOTAL EXPENSES                                                        29,696                     30,876
                                                              ------------------            ---------------


 Operating (loss) income                                                 (3,325)                     2,905
 Other (expense) income, net                                                 13                      3,517
                                                              ------------------            ---------------
 (Loss) income before income taxes                                       (3,312)                     6,422
 Income taxes                                                             1,150                      2,064
                                                              ------------------            ---------------
 NET (LOSS) INCOME                                                   $   (4,462)                  $  4,358
                                                              ==================            ===============

 (LOSS) EARNINGS PER COMMON SHARE:
  Basic                                                              $    (0.07)                  $   0.07
                                                              ==================            ===============
  Diluted                                                            $    (0.07)                  $   0.07
                                                              ==================            ===============

 WEIGHTED AVERAGE NUMBER OF COMMON
 AND COMMON EQUIVALENT SHARES:

  Basic                                                                  60,182                     59,339
                                                              ==================            ===============
  Diluted                                                                60,182                     60,164
                                                              ==================            ===============

                 SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (UNAUDITED) (in thousands except per share data)

                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                                    2004                        2003
                                                              ------------------           ----------------
 REVENUES:
  Product sales, net                                                 $   71,041                   $ 87,110
  Contract fees                                                             672                      1,070
  Royalties                                                               4,848                      2,425
  Other                                                                     991                      2,088
                                                              ------------------           ----------------
   TOTAL REVENUES                                                        77,552                     92,693
                                                              ------------------           ----------------

 EXPENSES:
  Research and development                                               21,811                     25,384
  Cost of sales                                                          25,857                     14,556
  Marketing and sales                                                    17,709                     17,390
  General and administrative                                             18,766                     17,839
  Retirement                                                              2,110                          -
  Commissions and royalties                                               4,530                      3,935
  Amortization of intangibles                                             3,038                      3,038
                                                              ------------------           ----------------
   TOTAL EXPENSES                                                        93,821                     82,142
                                                              ------------------           ----------------

 Operating (loss) income                                                (16,269)                    10,551
 Other (expense) income, net                                               (683)                     3,938
                                                              ------------------           ----------------
 (Loss) income before income taxes                                      (16,952)                    14,489
 Income taxes                                                            18,136                      4,636
                                                              ------------------           ----------------
 NET (LOSS) INCOME                                                   $  (35,088)                  $  9,853
                                                              ==================           ================

 (LOSS) EARNINGS PER COMMON SHARE:
  Basic                                                              $    (0.59)                  $   0.17
                                                              ==================           ================
  Diluted                                                            $    (0.59)                  $   0.17
                                                              ==================           ================

 WEIGHTED AVERAGE NUMBER OF COMMON
 AND COMMON EQUIVALENT SHARES:
  Basic                                                                  59,961                     59,076
                                                              ==================           ================
  Diluted                                                                59,961                     59,555
                                                              ==================           ================

                  SAVIENT PHARMACEUTICAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                 SEPTEMBER 30,             DECEMBER 31,
                                                                     2004                     2003
                                                              -------------------       ------------------
 ASSETS:
 Cash, cash equivalents and short-term investments                   $   24,720                   $ 22,801
 Accounts receivable, net                                                13,093                     33,375
 Inventories                                                             21,573                     20,216
 Other current assets                                                     4,011                      7,051
                                                              -------------------       ------------------
 TOTAL CURRENT ASSETS                                                    63,397                     83,443

 Property and equipment, net                                             67,665                     70,426
 Intangible assets                                                       72,700                     75,743
 Goodwill                                                                40,121                     40,121
 Other long term-assets                                                   6,550                     20,807
                                                              -------------------       ------------------
 TOTAL ASSETS                                                        $  250,433                   $290,540
                                                              ===================       ==================

 LIABILITIES AND STOCKHOLDERS' EQUITY:
 Current portion of long-term debt                                   $    7,040                   $  7,020

 Other current liabilities                                               37,751                     37,510
 Long-term debt                                                             621                      5,903
 Other long-term liabilities and deferred items                          51,638                     52,677
 Stockholders' equity                                                   153,383                    187,430
                                                              -------------------       ------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  250,433                   $290,540
                                                              ===================       ==================